STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (the “Agreement”) is entered into effective this 1st day of April, 2005 by and between M-GAB Development Corporation, a Florida corporation (“M-GAB”) and NuQuest, Inc., a Nevada corporation (“NuQuest”). Each of M-GAB and NuQuest shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, M-GAB is a business development company engaged in the business of assisting emerging growth companies by assisting them with their capital needs and by providing consulting services;

WHEREAS, NuQuest is also in the business of assisting emerging growth companies by assisting them with their capital needs and by providing consulting services;

WHEREAS, both Parties desire to provide value to their shareholders in a number of different ways, including acquiring assets both to hold for investment and, in certain circumstances, for distribution to their respective shareholders;

WHEREAS, the Parties desire to enter into this Agreement for the exchange of stock in order to further their respective business purposes, and intend that the transaction will be a tax free exchange under the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

AGREEMENT

    1.         TERMS OF THE EXCHANGE:  The Exchange shall be consummated on the following terms and conditions:

(a)                Within three (3) business days of the execution of this Agreement (the “Exchange Date”), M-GAB will issue to NuQuest a total of One Hundred Sixty Six Thousand Six Hundred Sixty Seven (166,667) shares of M-GAB common stock (the “M-GAB Shares”).  The Parties agree that the value of the M-GAB Shares shall be $25,000 (the “M-GAB Shares Purchase Price”), based on the most recent sales price of M-GAB common stock.

(b)               No later than the Exchange Date, NuQuest will issue to M-GAB a total of Twenty Thousand (20,000) shares of NuQuest common stock (the “NuQuest Shares”).  The Parties agree that the value of the NuQuest Shares shall be $25,000 (the “NuQuest Shares Purchase Price”), based on the most recent sales price of NuQuest common stock.

(c)                The M-GAB Shares shall be validly issued, fully paid, and non assessable, and shall be issued without restrictive legend pursuant to an exemption from registration provided by Regulation E.

(d)               The NuQuest Shares shall be validly issued, fully paid, and non assessable, and shall be restricted in accordance with Rule 144 promulgated under the Securities Act of 1933.

(e)                Immediately upon receipt of the M-GAB Shares, NuQuest shall declare a dividend of the M-GAB Shares and shall distribute all of them, pro-rata, to the NuQuest shareholders.  The holders of Series A Preferred Stock of NuQuest shall receive that number of M-GAB Shares to which they would be entitled if they converted their Series A Preferred Stock.  Notwithstanding the foregoing, the following NuQuest shareholders shall waive, in writing, their rights to receive any of the M-GAB Shares, and the M-GAB Shares that would otherwise have been distributed to them shall be distributed, pro-rata, to the other NuQuest shareholders:  Ken Honeyman, Howard Wilson, and Brian A. Lebrecht.  NuQuest shall instruct the M-GAB transfer agent to issue the M-GAB Shares directly to the NuQuest shareholders.

    2.         REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY M-GAB:  M-GAB hereby represents, warrants and agrees as follows:

   (a)        M-GAB is a corporation duly organized, validly existing and in good standing under the laws of Florida, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  M-GAB has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the exchange of the M-GAB Shares in accordance with the terms hereof.

(b)        The information heretofore furnished by M-GAB to NuQuest for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by M-GAB to NuQuest will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

(c)        The representations and warranties herein by M-GAB will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Exchange Date.

(d)        No form of general solicitation or general advertising was used by M-GAB or NuQuest or, to the best of its actual knowledge, any other person acting on behalf of M-GAB or NuQuest, in connection with the exchange.

(e)        None of the M-GAB Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the M-GAB Shares.

                        (f)         M-GAB acknowledges that it has been furnished with such financial and other information concerning NuQuest, the directors and officers of NuQuest, and the business of NuQuest as M-GAB considers necessary in connection with the exchange.  As a result, M-GAB is familiar with the business, operations, properties, and financial condition of NuQuest and has discussed with officers or legal counsel of NuQuest any questions M-GAB may have had with respect thereto.  M-GAB has consulted with its own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

            3.         REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY NUQUEST:  NuQuest hereby represents, warrants and agrees as follows:

(a)        NuQuest is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  NuQuest has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the exchange of the NuQuest Shares in accordance with the terms hereof.

(b)        The information heretofore furnished by NuQuest to M-GAB for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by NuQuest to M-GAB will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

(c)        The representations and warranties herein by NuQuest will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Exchange Date.

(d)        No form of general solicitation or general advertising was used by M-GAB or NuQuest or, to the best of its actual knowledge, any other person acting on behalf of M-GAB or NuQuest, in connection with the exchange.

(e)        None of the NuQuest Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the NuQuest Shares.

                        (f)         NuQuest acknowledges that it has been furnished with such financial and other information concerning M-GAB, the directors and officers of M-GAB, and the business of M-GAB as NuQuest considers necessary in connection with the exchange.  As a result, NuQuest is familiar with the business, operations, properties, and financial condition of M-GAB and has discussed with officers or legal counsel of M-GAB any questions NuQuest may have had with respect thereto.  NuQuest has consulted with its own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

           4.         CONFIDENTIALITY.  Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement.  Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.  Notwithstanding the foregoing, the Parties acknowledge that this Agreement shall be discussed in, and will be filed as an exhibit to, M-GAB’s filings with the Securities and Exchange Commission.

            5.         This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

            6.         This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

            7.         All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

                        (a)        In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                        (b)        As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

            8.         This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.  Venue for any action brought under this Agreement shall be in the appropriate court in Orange County, California.

            9.         The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

            10.       The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

            11.       This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

            12.       This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

"M-GAB"	"NuQuest"

M-GAB Development Corporation,	NuQuest, Inc.,
a Florida corporation	a Nevada corporation

/s/ Carl Berg	/s/ Ken Honeyman
By: Carl Berg	By: Ken Honeyman
Its: President	Its: President